Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-171722, 333-185639, and 333-194273) of ACADIA Pharmaceuticals Inc.,
(2)	Registration Statement (Form S-8 No. 333-115956) pertaining to the 1997 Stock Option Plan, 2004 Equity Incentive Plan, and 2004 Employee Stock Purchase Plan of ACADIA Pharmaceuticals Inc.,
(3)	Registration Statements (Form S-8 Nos. 333-128290, 333-137557, 333-146398, 333-153346, and 333-161057) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of ACADIA Pharmaceuticals Inc.,
(4)	Registration Statements (Form S-8 Nos. 333-168667 and 333-190400) pertaining to the 2010 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan of ACADIA Pharmaceuticals Inc.,
(5)	Registration Statements (Form S-8 Nos. 333-176212, 333-183151, 333-197872) pertaining to the 2004 Employee Stock Purchase Plan of ACADIA Pharmaceuticals Inc., and
(6)	Registration Statement (Form S-8 No. 333-207971) pertaining to the 2010 Equity Incentive Plan of ACADIA Pharmaceuticals Inc.;

of our reports dated February 29, 2016, with respect to the consolidated financial statements of ACADIA Pharmaceuticals Inc. and the effectiveness of internal control over financial reporting of ACADIA Pharmaceuticals Inc., included in this Annual Report (Form 10-K) of ACADIA Pharmaceuticals Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

February 29, 2016